EXHIBIT 10.2

EIGHTH AMENDMENT TO LEASE AGREEMENT

THIS EIGHTH AMENDMENT TO LEASE AGREEMENT (the “Eighth Amendment”) is made and entered into this 30th day of June 2005, by and between FIRST INDUSTRIAL, L.P. a Delaware Limited Partnership (“Landlord”), and OPTICAL SENSORS INCORPORATED, d/b/a Vasamed, a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant have heretofore entered into a certain Standard Commercial Lease dated October 7, 1991 (the “Original Lease”) pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain premises commonly known as 7615 Golden Triangle Drive, Suite A, Eden Prairie, Minnesota (the “Premises”); and

WHEREAS, Landlord and Tenant entered into a certain First Amendment to Lease Agreement dated April 26, 1996 (the “First Amendment”; the Original Lease and the First Amendment are hereinafter collectively referred to as the “Lease”); and

WHEREAS, Landlord and Tenant entered into a certain Second Amendment to Lease Agreement dated April 14, 1997 (the “Second Amendment”; the Original Lease, First Amendment and Second Amendment are hereinafter collectively referred to as the “Lease”); and

WHEREAS, Landlord and Tenant entered into a certain Third Amendment to Lease Agreement dated September 3, 1999 (the “Third Amendment”; the Original Lease, First Amendment, Second Amendment and Third Amendment are hereinafter collectively referred to as the “Lease”);

WHEREAS, Landlord and Tenant entered into a certain Fourth Amendment to Lease Agreement dated June 1, 2000 (the “Fourth Amendment”; the Original Lease, First Amendment, Second Amendment, Third Amendment and Fourth Amendment are hereinafter collectively referred to as the “Lease”);

WHEREAS, Landlord and Tenant entered into a certain Fifth Amendment to Lease Agreement dated March 28, 2001 (the “Fifth Amendment”; the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment are hereinafter collectively referred to as the “Lease”);

WHEREAS, Landlord and Tenant entered into a certain Sixth Amendment to Lease Agreement dated January 7, 2002 (the “Sixth Amendment”; the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment are hereinafter collectively referred to as the “Lease”);

WHEREAS, Landlord and Tenant entered into a certain Seventh Amendment to Lease Agreement dated October 30, 2003 (the “Seventh Amendment”; the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment and Seventh Amendment are hereinafter collectively referred to as the “Lease”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Recitals. The foregoing recitals are hereby incorporated as if fully rewritten and restated in the body of this Eighth Amendment. All initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Lease.

2.	Term. The term of the Lease shall expire on March 31, 2008.

3.	Premises. Effective June 27, 2005, the premises shall be expanded to total 23,687 square feet; (13,434 square feet office, 8,205 square feet lab, 2,228 square feet warehouse) located in Suite A, 7615 Golden Triangle Drive, as further depicted on attached Exhibit A.

4.	Tenant’s Proportionate Share. Effective July 1, 2005 Tenant’s Proportionate Share of Operating Expenses shall be 18.95%.

5.	Base Rent. Effective June 27, 2005, the Base Rent for the Premises shall be payable by Tenant, in advance, in monthly installments, in the indicated amount:

Lease Period	Annual Base Rent	Monthly Base Rent
June 27, 2005 - September 30, 2005	$0.00	$0.00
October 1, 2005 - March 31, 2006	$190,427.64	$15,868.91
April 1, 2006 - March 31, 2008	$196,171.44	$16,347.62

6.	Condition of Space. Tenant agrees that Tenant is familiar with the condition of the Premises and the Property, and Tenant hereby accepts the foregoing on an “AS-IS,” “WHERE-IS” basis, except that Landlord agrees to steam clean the carpeted area of the expansion space. Tenant understands and acknowledges that carpets are not new and cleaning them may only result in a marginal improvement in appearance. Tenant acknowledges that neither Landlord nor Agent nor any representative of Landlord has made any representation as to the condition of the foregoing or that suitability of the foregoing for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection of the foregoing, Neither Landlord nor Agent shall be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature in connection with, or in consideration of this Lease.

7.	Tenant Improvement Allowance. Landlord shall provide a tenant improvement allowance of Twenty Five Thousand Dollars and 00/100 ($25,000.00) (“Allowance”) for planning permitting and construction of the tenant improvements. This Allowance is intended to apply to all improvements required by Tenant. Any improvements above the Allowance shall be the responsibility of Optical Sensors Incorporated, d/b/a Vasamed.

8.	Brokerage. Tenant represents to Landlord that Tenant has not dealt with any real estate broker, salesperson or finder in connection with this Amendment, and no other such person initiated or participated in the negotiation of the Amendment or is entitled to any commission in connection herewith. Tenant hereby agrees to indemnify, defend and hold Landlord, its property manager and their respective employees harmless from and against ay and all liabilities, claims, demands, actions, damages, costs and expenses (including attorneys’ fees) arising from either (i) a claim for a fee or commission made by any broker, claiming to have acted by or on behalf of Tenant in connection with this Amendment, or (ii) a claim of, or right to, lien under that statues of Minnesota relating to real estate broker liens with respect to any such broker retained by Tenant.

9.	Submission of Amendment. Submission of this Amendment to Tenant for signature does not constitute a reservation of space or an option to lease. This Amendment is not effective until this Amendment, fully executed by the Landlord, has been delivered to Tenant.

10.	Full Force and Effect. Except as otherwise expressly set forth in this Eighth Amendment, all terms, provisions and covenants set forth in the Lease shall remain in full force and effect and are hereby ratified and confirmed as of the date hereof.

11.	Conflicts. In the event that any of the terms, covenants and conditions of this Eighth Amendment conflict with any of the terms, covenants and conditions of the Lease, the terms, covenants and conditions of this Seventh Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment as of the date and year first above written.

LANDLORD: FIRST INDUSTRIAL, L.P.		TENANT: OPTICAL SENSORS
a Delaware Limited Partnership		INCORPORATED d/b/a Vasamed,
a Delaware corporation
By:	First Industrial Realty Trust, Inc., a
Maryland corporation, its general partner

By:	/s/ Christopher Willson	By:	/s/ Paulita LaPlante
Its:	Senior Regional Director	Its:	President & CEO

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